                                                                   Exhibit 10.13









                       NOTE AND WARRANT PURCHASE AGREEMENT



                                      among



                                 BLUEFLY, INC.,


                         QUANTUM INDUSTRIAL PARTNERS LDC


                                       and


                          SFM DOMESTIC INVESTMENTS LLC















                              Dated: March 28, 2000

                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
Section 1.        DEFINITIONS............................................................................3
        1.1       Definitions............................................................................3
        1.2       Investment Agreement...................................................................4
        1.3       Other Definitions......................................................................4

Section 2.        PURCHASE AND SALE OF THE SECURITIES....................................................5
        2.1       Closing................................................................................5
        2.2       Transactions at the Closing............................................................5
        2.3       Standby Commitment.....................................................................5

Section 3.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................6
        3.1       Representations and Warranties.........................................................6
        3.2       Compliance with Terms and Conditions of Investment Agreement...........................7
        3.3       Representations and Warranties in Connection with the Transactions
                  Contemplated Herein....................................................................7

Section 4.        REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.......................................9

Section 5.        CONDITIONS TO THE OBLIGATION OF THE PURCHASERS TO CLOSE...............................10
        5.1       Representations and Warranties........................................................10
        5.2       Compliance with this Agreement........................................................10
        5.3       Securities............................................................................10
        5.4       Consents and Approvals................................................................11

Section 6.        CONDITIONS TO THE OBLIGATION OF THE COMPANY TO CLOSE..................................11
        6.1       Representations and Warranties........................................................11
        6.2       Compliance with this Agreement........................................................11
        6.3       Consents and Approvals................................................................11
        6.4       Payment of Purchase Price.............................................................12

Section 7.        COVENANTS.............................................................................12
        7.1       Covenants of the Company..............................................................12
        7.2       Mutual Covenants. ....................................................................12


Section 8.        INDEMNIFICATION.......................................................................13

Section 9.        REGISTRATION RIGHTS...................................................................13

Section 10.       TERMINATION OF AGREEMENT..............................................................13
        10.1      Termination...........................................................................13
        10.2      Survival..............................................................................14

Section 11.       MISCELLANEOUS.........................................................................14
        11.1      Survival of Representations, Warranties and Covenants.................................14
        11.2      Notices...............................................................................14
        11.3      Successors and Assigns................................................................14
        11.4      Amendment and Waiver..................................................................14
        11.5      Counterparts..........................................................................15
        11.6      Headings..............................................................................15
        11.7      GOVERNING LAW.........................................................................15
        11.8      Severability..........................................................................15
        11.9      Rules of Construction.................................................................15
        11.10     Entire Agreement......................................................................15
        11.11     Fees..................................................................................15
        11.12     Publicity; Confidentiality............................................................15
        11.13     Further Assurances....................................................................16


EXHIBITS
--------

A-1      Form of Warrant
A-2      Form of Senior Convertible Note


SCHEDULES
---------

2.2      Shares and Purchase Price
3.4      Capitalization
3.11     Intellectual Property
3.14     Employee Benefits
3.15     Taxes

                       NOTE AND WARRANT PURCHASE AGREEMENT

                  NOTE AND WARRANT PURCHASE AGREEMENT (the "Agreement"), dated as of March 28, 2000, by and among Bluefly, Inc., a New York corporation (the "Company"), and the purchasers listed on Schedule 1 hereto (the "Purchasers").

                  WHEREAS, pursuant to an Investment Agreement dated as of July 27, 1999, by and among the Company, the Purchasers and Pilot Capital Corp. (the "Investment Agreement"), each of the Purchasers has invested in shares of the Company's Series A Preferred Stock;

                  WHEREAS, the Company anticipates concluding during 2000 a Next Round Financing (as defined below);

                  WHEREAS, prior to the Next Round Financing the Company wishes to sell to each Purchaser, and each Purchaser wishes to purchase from the
Company: (i) a senior convertible promissory note, in the aggregate principal amount set forth opposite such Purchaser's name on Schedule 2.2 hereto, having the terms and conditions set forth in the form of Note attached hereto as Exhibit A-1 (the "Senior Convertible Notes") and (ii) a warrant (the "Warrants" and, together with the Senior Convertible Notes, the "Securities") having the terms and conditions set forth in the form of Warrant attached hereto as Exhibit A-2; and

                  WHEREAS, the Purchasers are willing to commit to provide the Company with additional financing at the option of the Company.

                  NOW, THEREFORE, in consideration of the mutual terms and conditions herein contained, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. DEFINITIONS

                  1.1 Definitions. As used in this Agreement, the following definitions shall apply:

                  "By-Laws" means the amended and restated By-Laws of the Company, as in effect on the date hereof and on the Closing Date.

                  "Certificate of Incorporation" means the Certificate of Incorporation of the Company, as the same was amended pursuant to Section 5.6 of the Investment Agreement and as in effect on the Closing Date.

                  "Financials" means the Audited Financials and the Unaudited Financials.

                  "Material Adverse Effect" means a circumstance, fact, change, development or effect (i) that could or could reasonably be expected to have a materially adverse effect on the properties, results of operations, business, domestic prospects or condition (financial or otherwise) of the Company taken as a whole, or (ii) that adversely effects the ability of the Company to consummate the transactions contemplated by this Agreement in any material respect or impairs or delays the ability of the Company to effect the Closing.

                  "Next Round Financing" means the closing of a private placement of Next Round Securities which results in gross proceeds to the Company of $10 million in one or more tranches.

                  "Next Round Securities" means the Company's Common Stock or securities convertible into or exercisable for the Company's Common Stock in the Next Round Financing.

                  "Quarterly Reports" means the Company's Quarterly Reports on Form 10-QSB for the quarters ended September 30, 1999, June 30, 1999, March 31, 1999, and September 30, 1998, each as filed with the SEC.

                  "SEC Documents" means the Annual Reports, the Quarterly Reports and all other documents filed by the Company with the SEC on or after January 1, 1998 and prior to the date hereof pursuant to Section 13 or 15(d) of the Exchange Act (including all exhibits and schedules thereto and documents incorporated by reference therein), but shall not include any portion of any document which is not deemed to be filed under applicable SEC rules and regulations.

                  "Transaction Documents" means collectively, this Agreement (including the schedules attached hereto), the Senior Convertible Notes and the Warrants.

                  "Unaudited Financials" means the unaudited quarterly consolidated financial statements and the related notes included in the SEC Documents, and the unaudited financial statements and notes for the year ended December 31, 1999, all of which have previously been delivered by the Company to the Purchasers.

                  1.2 Investment Agreement. Capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the Investment Agreement.

                  1.3 Other Definitions. The following terms are defined in the section referred to opposite such term.

Term                                                          Section
------------------                                            -------

Agreement                                                     Recitals
Closing                                                       2.1
Closing Date                                                  2.1
Investment Agreement                                          Recitals
Purchase Price                                                2.2
Purchasers                                                    Recitals
Securities                                                    Recitals
Senior Convertible Notes                                      Recitals
Standby Commitment                                            2.3
Warrants                                                      Recitals

SECTION 2. PURCHASE AND SALE OF THE SECURITIES

           2.1 Closing. Subject to the terms and conditions of this Agreement, the closing of the sale and purchase of the Securities (the "Closing") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064 on the date hereof or on such other date and time as the Purchasers and the Company may mutually agree (the "Closing Date").

           2.2 Transactions at the Closing. At the Closing, subject to the terms and conditions of this Agreement, each of the Purchasers severally (and not jointly) shall purchase and acquire from the Company, and the Company shall issue and sell to the Purchasers, Senior Convertible Notes and Warrants for an aggregate purchase price of $3,000,000 (the "Purchase Price"). At the Closing, the Company shall deliver to each Purchaser a duly executed Senior Convertible Note, in the aggregate principal amount set forth opposite such Purchaser's name on Schedule 2.2 hereto, and a duly executed Warrant to purchase the amount of shares of Next Round Securities as set forth in the Warrant, each registered in the name of such Purchaser or its nominees, with appropriate issue stamps, if any, affixed at the expense of the Company, free and clear of any Lien, against payment by each Purchaser of the portion of the Purchase Price payable in respect thereof as set forth opposite such Purchaser's name on Schedule 2.2 hereto by wire transfer of immediately available funds to an account designated by the Company.

           2.3 Standby Commitment.

               (a) The Purchasers hereby commit, jointly but not severally, (the "Standby Commitment") that, in addition to the payment of the Purchase Price, they shall provide the Company (on a pro rata basis based on the allocation of the Purchase Price as set forth in Section 2.2 hereof), at the Company's option up to an aggregate of $12 million (the "Commitment Amount") at any time prior to January 1, 2001 in one or more tranches as requested by the Company; provided, however, that the Commitment Amount shall be reduced by the gross proceeds received by the Company or any of its Subsidiaries from the issuance after the date hereof of any equity or convertible securities,

(excluding financing provided by the Purchasers pursuant to this Agreement and any trade payables and other financing arrangements entered into in the ordinary course of business, but including, for purposes of clarification, the Next Round). The Standby Commitment shall be provided on terms that are consistent with those in the market at the time the Standby Commitment is drawn for similar investments by investors similar to the Purchasers in companies similar to the Company.

               (b) The Company shall notify the Purchasers in writing within two Business Days of the receipt of any funds that would reduce the Commitment Amount; provided that the Commitment Amount shall automatically be reduced whether or not the Company provides such notice.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

           The Company hereby represents and warrants to each Purchaser as follows:

           3.1 Representations and Warranties. The representations and warranties of the Company contained in Section 3 of the Investment Agreement (including, except as otherwise noted below, the schedules referenced in such representations and warranties and any updates attached hereto), except for Sections 3.2, 3.3, 3.4, 3.13 and 3.27, are true and correct in all material respects as of the date hereof and as of the Closing Date as if made at and on such dates, except that in reaffirming any such representation or warranty that:

               (a) refers to the term "Material Adverse Effect", the Company reaffirms such representation or warranty as if such term were defined pursuant to Section 2.1 hereof;

               (b) refers to the term "SEC Documents" the Company reaffirms such representation or warranty as if the term "SEC Documents" were defined pursuant to Section 2.1 hereof;

               (c) references SEC Documents or other statements or documents filed with the SEC as of a certain date, the Company reaffirms such representation or warranty as if any such references referred to filings through the date hereof;

               (d) refers to the term "Financials" or "Unaudited Financials" the Company reaffirms such representation or warranty as if such terms were defined pursuant to Section 2.1 hereof; and

               (e) refers to the term "Certificate of Incorporation" or "By-Laws", the Company reaffirms such representation or warranty as if such terms were defined pursuant to Section 2.1 hereof.

           3.2 Compliance with Terms and Conditions of Investment Agreement. The Company has performed and complied in all material respects with all of its agreements and conditions set forth in the Investment Agreement and the other Transaction Documents (as such term was defined in the Investment Agreement).

           3.3 Representations and Warranties in Connection with the Transactions Contemplated Herein.

               (a) Power and Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents and the consummation by the Company of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors and no further corporate action on the part of the Company (including, but not limited to, any shareholder approvals, but excluding corporate actions necessary to authorize any amendment of the Certificate of Incorporation necessary to create and establish the terms of the Next Round Securities and shareholder approvals necessary to issue the Next Round Securities) is necessary to authorize the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

               (b) No Contravention, Conflict, Breach, Etc. The execution, delivery and performance of this Agreement and each Transaction Document by the Company and the consummation of the transactions contemplated hereby and thereby will not conflict with, contravene or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any Encumbrance upon any assets or properties of the Company or any of its Subsidiaries or cause the Company or any of its Subsidiaries to be required to redeem, repurchase or offer to repurchase any of their respective indebtedness under (i) the Certificate of Incorporation, the By-Laws, or any other organizational document of the Company or the certificate of incorporation, the by-laws or other organizational document of any of its Subsidiaries, (ii) any material Law of any Governmental Authority having jurisdiction over the Company or any of its Subsidiaries or any of their respective assets, properties or operations or (iii) any indenture, mortgage, loan agreement, note or other material agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any material lease, permit, license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the assets, properties or operations of the Company or any of its Subsidiaries is subject.

               (c) Consents. No consent, approval, authorization, order, registration, filing or qualification ("Consents") of or with any (i) Governmental Authority, (ii) stock exchange on which the securities of the Company are traded or (iii) other Person (whether acting in an individual, fiduciary or other capacity) is required to be made or obtained by the Company or any of its Subsidiaries for the execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents and the consummation of the transactions contemplated hereby (other than the Next Round Financing or the drawdown of the Standby Commitment), except Consents which are not material to the business or operations of the Company and its Subsidiaries, taken as a whole, or to the consummation of the transactions contemplated by this Agreement or Consents required for the listing of the shares of Common Stock underlying the Warrants on the NASDAQ and the Boston Stock Exchange.

               (d) Capitalization. As of the date hereof, the issued and outstanding capital stock of the Company consists of 4,924,906 shares of Common Stock and 500,000 shares of Series A Preferred Stock. As of the Closing Date, the authorized capital stock of the Company will consist of 15,000,000 shares of Common Stock (of which 175,000 shares shall have been reserved for the Purchasers in connection with the transactions contemplated hereby) and 2,000,000 shares of Preferred Stock, $.01 par value, of which 500,000 shares shall have been designated Series A Preferred Stock. As of the first closing of the Next Round, sufficient numbers of shares of Next Round Securities and, as appropriate, of shares of Common Stock into which such shares of Next Round Securities are convertible or for which they are exercisable, shall be authorized and reserved as required by the documents to be negotiated in connection with the Next Round and as necessary to permit conversion of the maximum amount then potentially payable by the Company under the Senior Convertible Notes into Next Round Securities.

           All such shares of Capital Stock of the Company are or shall have been duly authorized and: (a) in the case of shares of Common Stock or Next Round Securities issued upon conversion of the Senior Convertible Notes or exercise of the Warrants, shall be fully paid and non-assessable upon such conversion, and (b) in the case of shares of Common Stock issued upon conversion, exchange, and/or exercise of such Next Round Securities, shall be fully paid and non-assessable upon the conversion, exchange, or payment of the exercise price contemplated by the Next Round Securities.

           Except as set forth in Schedule 3.4 of this Agreement, as contemplated by the Investment Agreement, or as contemplated by this Agreement, there are no shares of capital stock of the Company reserved for issuance. Except for: (a) the Warrants, (b) the Senior Convertible Notes, (c) the Next Round Securities (including those into which the Senior Convertible Notes are convertible), (d) the Series A Preferred, and (e) as set forth in Schedule 3.4 of this Agreement, there are no options, warrants or other rights to purchase shares of Capital Stock or other securities of the Company or any of its Subsidiaries, or securities convertible into or exercisable for shares of Capital Stock or other securities of the Company or any of its Subsidiaries. Except as set forth in Schedule

3.4 to this Agreement, as required by the Transaction Documents (as such term is defined in the Investment Agreement), or as required by the Transaction Documents (as such term is defined in this Agreement), neither the Company nor any Subsidiary is obligated in any manner to issue shares of its Capital Stock or other securities. Except as contemplated hereby and for relevant state and federal securities laws, there are no restrictions on each Purchaser's ability to transfer shares of Capital Stock of the Company.

               (e) Exemption from Registration; Restrictions on Offer and Sale of Same or Similar Securities. Assuming the representations and warranties of the Purchasers set forth in Section 4 hereof are true and correct in all material respects, the offer and sale of the Securities made pursuant to this Agreement will be exempt from the registration requirements of the Act. Neither the Company nor any Person acting on its behalf has, in connection with the offering of the Securities, engaged in (i) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Act), (ii) any action involving a public offering within the meaning of Section 4(2) of the Act, or (iii) any action that would require the registration under the Act of the offering and sale of the Securities pursuant to this Agreement or that would violate applicable state securities or "blue sky" laws. The Company has not made, any offer or sale of shares of its Capital Stock, if as a result the offer and sale of the securities contemplated hereby, or any of them, could fail to be entitled to exemption from the registration requirements of the Act. As used herein, the terms "offer" and "sale" have the meanings specified in Section 2(3) of the Act.

               (f) Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable by the Company in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any of its Subsidiaries or any action taken by any such entity other than fees that may be due to Credit Suisse First Boston in connection with the Next Round Financing, as placement agent for such financing.

               (g) Disclosure; Agreement and Other Documents. This Agreement (including, but not limited to, the provisions incorporating language contained in the Investment Agreement), the other Transaction Documents and each of the certificates furnished to the Purchasers by the Company in connection with the purchase and sale of the Securities, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

           Each of the Purchasers hereby represents and warrants (severally as to itself and not jointly) to the Company that the representations and warranties of such Purchaser contained in Section 4 of the Investment Agreement are true and correct in all material respects as of the date hereof and as of the Closing Date as if made at and on such dates, except that in reaffirming any representation or warranty of the Company contained in Section 4 of the Investment Agreement that refers to:

               (a) the term "this Agreement" or the "other Transaction Documents" each Purchaser reaffirms such representation or warranty as if such terms were defined pursuant to Section 2.1 hereof;

               (b) transactions contemplated by "this Agreement" or the "Transaction Documents", each Purchaser reaffirms such representation or warranty as if such terms were deferred pursuant to Section 2.1 hereof;

               (c) "SEC Documents," each Purchaser reaffirms such representation or warranty as if the term "SEC Documents" were defined pursuant to Section 2.1 hereof;

               (d) to the term "First Shares," each Purchaser reaffirms such representation or warranty as if it referred to the term "Securities;" and

               (e) to the terms "First Closing" or "Second Closing," each Purchaser reaffirms such representation or warranty as if they referred to the "Closing," or as such terms are defined pursuant to Section 2.1. hereof.

SECTION 5. CONDITIONS TO THE OBLIGATION OF THE PURCHASERS TO CLOSE

           The obligation of the Purchasers to purchase the Securities and to pay the Purchase Price, and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Purchasers of the following conditions on or before the Closing Date:

           5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 3 hereof shall be true and correct in all material respects at and on the Closing Date as if made at and on such date, except to the extent that any representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such date and any variance in such representation and warranty following such date may only be the result of activities or transactions which have taken place after the date hereof and which are contemplated by this Agreement.

           5.2 Compliance with this Agreement. The Company shall have performed and complied in all material respects with all of its agreements and conditions set forth herein that are required to be performed or complied with by the Company as of the Closing Date.

           5.3 Securities. At the Closing, the Company shall have delivered to each of the Purchasers a Senior Convertible Note and a Warrant pursuant to
Section 2.2 hereof.

           5.4 Consents and Approvals. All consents, exemptions, authorizations, or other actions by, or notices to, or filings with Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Company which are necessary or required in connection with the execution, delivery or performance (including the issuance of the Senior Convertible Notes, and any Shares of Common Stock issuable upon exercise of the Warrants) by, or enforcement against, the Company of this Agreement (other than the Next Round Financing or the drawdown of the Standby Commitment) and each of the other Transaction Documents shall have been obtained and be in full force and effect, except for consents, exceptions, authorizations or other actions which would not have a Material Adverse Effect and would not prevent the consummation of the transactions contemplated by this Agreement, and each of the Purchasers shall have been furnished with appropriate evidence thereof.

SECTION 6. CONDITIONS TO THE OBLIGATION OF THE COMPANY TO CLOSE

           The obligations of the Company to issue and sell the Senior Convertible Notes and the Warrants and to perform its other obligations hereunder, shall be subject to the satisfaction as determined by, or waiver by, the Company of the following conditions on or before the Closing Date:

           6.1 Representations and Warranties. The representations and warranties of the Purchasers contained in Section 4 hereof shall be true and correct at and on the Closing Date as if made at and on such date, except to the extent that any representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such date and any variance in such representation and warranty following such date may only be the result of activities or transactions which have taken place after the date hereof and which are contemplated by this Agreement.

           6.2 Compliance with this Agreement. The Purchasers shall have performed and complied in all material respects with all of their agreements and conditions set forth herein that are required to be performed or complied with by the Purchasers on or before the Closing Date.

           6.3 Consents and Approvals. All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Purchasers which are necessary or required in connection with the execution, delivery or performance (including the purchase of the Senior Convertible Notes and the Warrants, but excluding the conversion of the Senior Convertible Notes, the exercise of the Warrants, and the conversion or exercise of the Next Round Securities) by, or enforcement against, the Purchasers of this Agreement shall have been obtained and be in full force and effect, and the Company shall have been furnished with appropriate evidence thereof.

           6.4 Payment of Purchase Price. The Company shall have received the Purchase Price.

SECTION 7. COVENANTS

           7.1 Covenants of the Company. The Company hereby covenants and agrees with the Purchasers with respect to this Section 7, so long as they hold any capital stock of the Company -- except to the extent that a particular section of this Section 7 provides for an earlier termination, as follows:

               (a) SEC Filings. From and after the date of this Agreement, the Company agrees that it will use commercially reasonable efforts to file with the SEC, within the time periods specified in the SEC's rules and regulations for as long as they are applicable to the Company, (i) all quarterly and annual financial information required to be filed with the SEC on Forms 10-QSB and 10-KSB, (ii) all current reports required to be filed with the SEC on Form 8-K and (iii) any other information required to be filed with the SEC.

               (b) Reservation of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Capital Stock, solely for the purpose of issue or delivery upon conversion or exercise of the Securities and of the conversion or exercise of shares of Capital Stock issued upon such conversion or exercise, the number of shares of each class of Capital Stock that are required to be issued upon such conversion or exercise. The Company shall issue such shares of Capital Stock in accordance with the terms of this Agreement, the other Transaction Documents and the Certificate of Incorporation, and otherwise comply with the terms hereof and thereof.

               (c) Registration and Listing. To the extent the reservation of any shares of Capital Stock required to be reserved pursuant to Section 7.2 of this Agreement requires registration with or approval of any Governmental Authority under any Federal or state or other applicable law before such shares of Capital Stock may be issued or delivered upon conversion or exercise, the Company will in good faith and as expeditiously as possible cause such shares of Capital Stock to be duly registered or approved, as the case may be. So long as the shares of Common Stock are quoted on the NASDAQ or listed on any national securities exchange, the Company will, if permitted by the rules of such system or exchange, quote or list and keep quoted or listed on such system or exchange, upon official notice of issuance, all shares of Common Stock issuable or deliverable upon exercise of the Warrants or the conversion or exchange of Next Round Securities into which the Senior Convertible Notes are convertible.

           7.2 Mutual Covenants. The parties agree that the anti-dilution provision of Section 6(e)(ii) of the Certificate of Amendment of the Certificate of Incorporation shall not apply as a result of the issuance of the Warrants.

SECTION 8. INDEMNIFICATION.

               (a) Except as otherwise provided in this Section 8, the Company agrees to indemnify, defend and hold harmless each Purchaser and its Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons to the fullest extent permitted by law from and against any and all claims, losses, liabilities, damages, deficiencies, judgements, assessments, fines, settlements, costs or expenses (including interest, penalties and reasonable fees, disbursements and other charges of counsel) (collectively, "Losses") based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any surviving representation, warranty, covenant or agreement of the Company contained in any Transaction Document. Notwithstanding the foregoing, the Company's liability pursuant to this Section 8 shall in no event exceed $15,000,000.

               (b) Except as otherwise provided in this Section 8, the Purchasers, severally and not jointly, agree to indemnify, defend and hold harmless the Company and its respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons to the fullest extent permitted by law from and against any and all Losses based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any surviving representation, warranty, covenant or agreement (excluding the Standby Commitment) of the Purchasers contained in any Transaction Document. Notwithstanding the foregoing, the Purchasers' liability pursuant to this
Section 8 shall in no event exceed $3,000,000.

SECTION 9. REGISTRATION RIGHTS.

               (a) The Company and each of the Purchasers hereby agree and acknowledge that the shares of Common Stock for which the Warrants are exercisable and any Common Stock issuable upon the conversion or exchange of the Next Round Securities are Registrable Securities, as such term is defined in the Investment Agreement, and that, until the closing of the Next Round, the provisions of Section 9 of the Investment Agreement shall apply to all Persons of record holding the Senior Convertible Notes or the Warrants (or any shares of Registrable Securities issued, directly or indirectly, as a result of a conversion under a Senior Convertible Note or as a result of an exercise of a Warrant).

               (b) Upon completion of the Next Round, the Purchasers shall have the option to decide whether the registration rights and related provisions set forth in Section 9 of the Investment Agreement shall apply to the Warrants or whether the registration rights and related provisions agreed to in the final documentation negotiated in connection with the Next Round Financing shall apply.

SECTION 10. TERMINATION OF AGREEMENT

           10.1 Termination. For purposes of clarification: (1) the Company shall have no obligation to issue securities pursuant to the Standby Commitment and (2) the

Purchasers shall have no obligations to fund the Standby Commitment after the earlier of (i) that date on which the Company has received financing proceeds aggregating $15 million and (ii) December 31, 2000.

           10.2 Survival. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect; provided, however, that (i) a breaching party shall be liable to the non-breaching party for damages caused by such breach; (ii) none of the non-breaching parties hereto shall have any liability in respect of a termination of this Agreement pursuant to Section 10.1(a) or Section 10.1(b); and provided further, that none of the parties hereto shall have any liability for speculative or unforeseeable damages resulting from a termination of this Agreement.

SECTION 11. MISCELLANEOUS

           11.1 Survival of Representations, Warranties and Covenants. The representations and warranties, covenants and agreements contained herein shall survive for a period of eighteen months following the Closing Date.

           11.2 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in the manner set forth in the Investment Agreement.

           11.3 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws, each of the Purchasers may assign any of its rights under this Agreement to any of its Affiliates but any such assignment shall not relieve any Purchaser from its obligations hereunder. The Company may not assign any of its rights under this Agreement and each of the other Transaction Documents, except to a successor-in-interest to the Company, without the written consent of all of the Purchasers.

           11.4 Amendment and Waiver.

               (a) No failure or delay on the part of the Company or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

               (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchasers from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and the Purchasers, and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

           11.5 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

           11.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

           11.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

           11.8 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

           11.9 Rules of Construction. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

           11.10 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents, are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein, except those set forth in the Transaction Documents (as such term is defined in the Investment Agreement).

           11.11 Fees. Upon the Closing, the Company shall reimburse the Purchasers for their reasonable out-of-pocket expenses (including attorney's fees, disbursements and other charges) incurred in connection with the transactions contemplated by this Agreement; provided, however, that the Company shall not be obligated to reimburse the Purchasers for any reasonable out-of-pocket expenses in excess of $25,000 in the aggregate.

           11.12 Publicity; Confidentiality.

               (a) Except as may be required by applicable law or the rules of any securities exchange or market on which shares of Common Stock are traded, none of the parties hereto shall issue a publicity release or public announcement or otherwise make any disclosure concerning this Agreement, the transactions contemplated hereby without prior approval by the other parties hereto; provided, however, that nothing in this Agreement shall restrict any Purchaser or the Company from disclosing information (i) that is already publicly available, (ii) that was known to such Purchaser or the Company on a non-confidential basis prior to its disclosure by the Company or such Purchaser, as the case may be, (iii) that may be required or appropriate in response to any summons or subpoena or in connection with any litigation, provided that such Purchaser or the Company, as the case may be, will use reasonable efforts to notify the Company or the Purchaser, as the case may be, in advance of such disclosure so as to permit the Company or the Purchaser, as the case may be, to seek a protective order or otherwise contest such disclosure, and such Purchaser or the Company, as the case may be, will use reasonable efforts to cooperate, at the expense of the Company, with the Company or the Purchaser, as the case may be, in pursuing any such protective order, (iv) to the extent that such Purchaser or the Company as the case may be reasonably believes it appropriate in order to protect its investment in the Shares in order to comply with any Requirement of Law, (v) to such Purchaser's or the Company's, as the case may be, officers, directors, agents, employees, members, partners, controlling persons, auditors or counsel, (vi) to Persons who are parties to similar confidentiality agreements or (vii) to the prospective transferee who executes a confidentiality agreement in connection with any contemplated transfer of any of the Shares. If any announcement is required by law or the rules of any securities exchange or market on which shares of Common Stock are traded to be made by any party hereto, prior to making such announcement such party will, to the extent practicable, deliver a draft of such announcement to the other parties and shall give the other parties reasonable opportunity to comment thereon.

               (b) Unless substantially in the form previously disclosed, the Purchasers shall have the opportunity to review and reasonably modify any provision of any publicly release or public announcement or document which is to be released to the public or filed with the SEC, which provision mentions the Purchasers or any of their Affiliates, prior to the release of such document to the public or the filing of such document with the SEC.

           11.13 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized on the date first above written.

                                       BLUEFLY, INC.


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:



                                       QUANTUM INDUSTRIAL PARTNERS LDC


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:



                                       SFM DOMESTIC INVESTMENTS LLC


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                                                  EXHIBIT A-1 to
                                                                NOTE AND WARRANT
                                                              PURCHASE AGREEMENT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER SUCH ACT OR LAWS AND NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES.



                                                               WARRANT NO. [__]

                                     WARRANT

                       TO PURCHASE SHARES OF COMMON STOCK

                                       OF

                                  BLUEFLY, INC.


           THIS IS TO CERTIFY THAT ____________ or its registered assigns (the "Holder"), is the owner of the right to subscribe for and to purchase from BLUEFLY, INC., a New York corporation (the "Company"), [____________] (the "Number Issuable"), fully paid, duly authorized and nonassessable shares of Common Stock at a price equal to the price at which the Next Round Securities are convertible into or exchangeable for shares of Common Stock (the "Exercise Price"), at any time, in whole or in part, from and after the closing of the Next Round Financing and prior to 5:00 PM New York City time, on March 28, 2005 (the "Expiration Date") all on the terms and subject to the conditions hereinafter set forth (the "Warrants"); provided that the Number Issuable shall increase to (i) [___________________________] if the Next Round Financing does not close by April 26, 2000; (ii) [____________] if the Next Round Financing does not close by May 26, 2000; and (iii) [____________] if the Next Round Financing does not close by June 25, 2000; and provided further that (i) if the Company draws any funds pursuant to the Standby Commitment, the Number Issuable shall increase immediately to an aggregate of [____________], and (ii) if the Next Round Financing includes less than Ten Million Dollars ($10,000,000) of financing provided by parties other than the Purchasers, the Number Issuable shall increase immediately to an aggregate of ___________. For the avoidance of doubt, the maximum Number Issuable is [____________]. For purposes of the Warrants represented by this Certificate only, if the Next Round Financing is structured to close in more than one tranche as a result of any regulatory requirement (including, without limitation, any shareholder vote required by NASDAQ rules or any filing required by the Hart-Scott-Rodino Act), the Next Round Financing shall be considered "closed" upon the funding of the first such tranche.

           The Number Issuable is subject to further adjustment from time to time pursuant to the provisions of Section 2 of this Warrant Certificate.

           Capitalized terms used herein but not otherwise defined shall have the meanings given to them in Section 12 hereof.

           Section 1. Exercise of Warrants.

               (a) Subject to the last paragraph of this Section 1, the Warrants evidenced hereby may be exercised, in whole or in part, by the Holder hereof at any time or from time to time, on or after the date hereof and prior to the Expiration Date upon delivery to the Company at the principal executive office of the Company in the United States of America, of (A) this Warrant Certificate,
(B) a written notice stating that such Holder elects to exercise the Warrants evidenced hereby in accordance with the provisions of this Section 1 and specifying the number of Warrants being exercised and the name or names in which the Holder wishes the certificate or certificates for shares of Common Stock to be issued and (C) payment of the Exercise Price for such Warrants, which shall be payable by any one or any combination of the following: (i) cash; (ii) certified or official bank check payable to the order of the Company; (iii) by the surrender (which surrender shall be evidenced by cancellation of the number of Warrants represented by any Warrant Certificate presented in connection with a Cashless Exercise (as defined below)) of a Warrant or Warrants (represented by one or more relevant Warrant Certificates), and without the payment of the Exercise Price in cash, in return for the delivery to the surrendering Holder of such number of shares of Common Stock equal to the number of shares of the Common Stock for which such Warrant is exercisable as of the date of exercise (if the Exercise Price were being paid in cash or certified or official bank check) reduced by that number of shares of Common Stock equal to the quotient obtained by dividing (x) the aggregate Exercise Price (assuming no Cashless Exercise) to be paid by (y) the Market Price of one Share of Common Stock on the Business Day which immediately precedes the day of exercise of the Warrant; or
(iv) by the delivery of shares of the Common Stock having a value (as defined by the next sentence) equal to the aggregate Exercise Price to be paid, that are either held by the Holder or are acquired in connection with such exercise, and without payment of the Exercise Price in cash. Any share of Common Stock delivered as payment for the Exercise Price in connection with an In-Kind Exercise (as defined below) shall be deemed to have a value equal to the Market Price of one Share of Common Stock on the Business Day which immediately precedes the day of exercise of the Warrants. An exercise of a Warrant in accordance with clause (iii) is herein referred to as a "Cashless Exercise" and an exercise of a Warrant in accordance with clause (iv) is herein referred to as an "In-Kind Exercise." The documentation and consideration, if any, delivered in accordance with subsections (A), (B) and (C) are collectively referred to herein as the "Warrant Exercise Documentation."

               (b) As promptly as practicable, and in any event within five (5) Business Days after receipt of the Warrant Exercise Documentation, the Company shall deliver or cause to be delivered (A) certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock specified in the Warrant Exercise Documentation, (B) if applicable, cash in lieu of any fraction of a share, as hereinafter provided, and (C) if less than the full number of Warrants evidenced hereby are being exercised or used in a Cashless Exercise, a new Warrant Certificate or Certificates, of like tenor, for the number of Warrants evidenced by this Warrant Certificate, less the number of Warrants then being exercised and/or used in a Cashless Exercise. Such exercise shall be deemed to have been made at the close of business on the date of delivery of the Warrant Exercise Documentation so that the Person entitled to receive shares of Common Stock upon such exercise shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

               (c) The Company shall pay all expenses incurred by the Company in connection with and taxes and other governmental charges (other than income taxes of the Holder) that may be imposed in respect of, the issue or delivery of any shares of Common Stock issuable upon the exercise of the Warrants evidenced hereby. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock, as the case may be, in any name other than that of the registered holder of the Warrant evidenced hereby.

               (d) In connection with the exercise of any Warrants evidenced hereby, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price for one Share of Common Stock on the Business Day which immediately precedes the day of exercise. If more than one (1) such Warrant shall be exercised by the holder thereof at the same time, the number of full shares of Common Stock issuable on such exercise shall be computed on the basis of the total number of Warrants so exercised.

           Section 2. Certain Adjustments.

               (a) The number of shares of Common Stock purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

                    (i) Stock Dividends, Subdivision, Combination or Reclassification of Common Stock. If at any time after the date of the issuance of this Warrant the Company shall (i) pay a dividend on Common Stock in shares of its capital stock, (ii) combine its outstanding shares of Common Stock into a smaller number of shares, (iii) subdivide its outstanding shares of Common Stock as the case may be, or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, then, on the record date for such dividend or the effective date of such subdivision or split-up, combination or reclassification, as the case may be, the number and kind of shares to be delivered upon exercise of this Warrant will be adjusted so that the Holder will be entitled to receive the number and kind of shares of capital stock that such Holder would have owned or been entitled to receive upon or by reason of such event had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph 2(a)(v).

                    (ii) Extraordinary Distributions. If at any time after the date of issuance of this Warrant, the Company shall distribute to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation and Common Stock is not changed or exchanged) cash, evidences of indebtedness, securities or other assets (excluding (i) ordinary course cash dividends to the extent such dividends do not exceed the Company's retained earnings and (ii) dividends payable in shares of capital stock for which adjustment is made under Section 2(a)(i) or rights, options or warrants to subscribe for or purchase securities of the Company), then in each such case the number of shares of Common Stock to be delivered to such Holder upon exercise of this Warrant shall be increased so that the Holder thereafter shall be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares such Holder would have been entitled to receive immediately before such record date by a fraction, the denominator of which shall be the Exercise Price on such record date minus the then fair market value (as reasonably determined by the Board of Directors of the Company in good faith) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights or warrants applicable to one share of the Common Stock (provided that such denominator shall in no event be less than $.01) and the numerator of which shall be the Exercise Price.

                    (iii) Reorganization, etc. If at any time after the date of issuance of this Warrant any consolidation of the Company with or merger of the Company with or into any other Person (other than a merger or consolidation in which the Company is the surviving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of either Common Stock) or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person (each, a "Reorganization Event"), shall be effected in such a way that the holders of the Common Stock shall be entitled to receive cash, stock, other securities or assets (whether such cash, stock, other securities or assets are issued or distributed by the Company or another Person) with respect to or in exchange for the Common Stock, then, upon exercise of this Warrant, the Holder shall have the right to receive the kind and amount of cash, stock, other securities or assets receivable upon such Reorganization Event by a holder of the number of shares of the Common Stock that such holder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised immediately before such Reorganization Event, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2(a). The Company shall not enter into any of the transactions referred to in this Section 2(a)(iii)
unless effective provision shall be made so as to give effect to the provisions set forth in this Section 2(a)(iii).

                    (iv) Carryover. Notwithstanding any other provision of this
Section 2(a), no adjustment shall be made to the number of shares of either Common Stock to be delivered to the Holder (or to the Exercise Price) if such adjustment represents less than .05% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment that together with any adjustments so carried forward shall amount to .05% or more of the number of shares to be so delivered.

                    (v) Exercise Price Adjustment.

                        (i) Whenever the Number Issuable upon the exercise of the Warrant is adjusted as provided pursuant to this Section 2(a), the Exercise Price per share payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the Number Issuable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the Number Issuable immediately thereafter; provided, however, that the Exercise Price for each Share of the Common Stock shall in no event be less than the par value of a share of such Common Stock.

                        (ii) If the price at which the Next Round Securities are convertible into shares of Common Stock is adjusted pursuant to documents that create and define the Next Round Securities, then the Exercise Price of the Warrants shall be adjusted accordingly provided that there should be no duplication of adjustments.

               (b) Notice of Adjustment. Whenever the Number Issuable or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to the Holder, notice of such adjustment or adjustments setting forth the Number Issuable and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

           Section 3. No Redemption. The Company shall not have any right to redeem any of the Warrants evidenced hereby.

           Section 4. Notice of Certain Events. In case at any time or from time to time (i) the Company shall declare any dividend or any other distribution to the holders of Common Stock, (ii) the Company shall authorize the granting to the holders of Common Stock of rights or warrants to subscribe for or purchase any additional shares of stock of any class or any other right, (iii) the Company shall authorize the issuance or sale of any other shares or rights which would result in an adjustment to the Number Issuable pursuant to Section 2(a)(i), (ii), or (iii), or (iv) there shall be any capital reorganization or reclassification of Common Stock of the Company or consolidation or merger of the Company with or into another Person, or any sale or other disposition of all or substantially all the assets of the Company, or (v) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of such cases the Company shall mail to the Holder at such Holder's address as it appears on the transfer books of the Company, as promptly as practicable but in any event at least 10 days prior to the date on which the transactions contemplated in Section 2(a)(i), (ii), or (iii), a notice stating (a) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of record of either Common Stock to be entitled to such dividend, distribution, rights or warrants are to be determined, or (b) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective. Such notice also shall specify the date as of which it is expected that the holders of record of the Common Stock shall be entitled to exchange the Common Stock for shares of stock or other securities or property or cash deliverable upon such reorganization, reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

           Section 5. Certain Covenants. The Company covenants and agrees that all shares of Capital Stock of the Company which may be issued upon the exercise of the Warrants evidenced hereby will be duly authorized, validly issued and fully paid and nonassessable. The Company shall at all times reserve and keep available for issuance upon the exercise of the Warrants, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the exercise of all outstanding Warrants, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the exercise of all outstanding Warrants.

           Section 6. Registered Holder. The persons in whose names this Warrant Certificate is registered shall be deemed the owner hereof and of the Warrants evidenced hereby for all purposes. The registered Holder of this Warrant Certificate, in their capacity as such, shall not be entitled to any rights whatsoever as a stockholder of the Company, except as herein provided.

           Section 7. Transfer of Warrants. Any transfer of the rights represented by this Warrant Certificate shall be effected by the surrender of this Warrant Certificate, along with the form of assignment attached hereto, properly completed and executed by the registered Holder hereof, at the principal executive office of the Company in the United States of America, together with an appropriate investment letter and opinion of counsel, if deemed reasonably necessary by counsel to the Company to assure compliance with applicable securities laws. Thereupon, the Company shall issue in the name or names specified by the registered Holder hereof and, in the event of a partial transfer, in the name of the registered Holder hereof, a new Warrant Certificate or Certificates evidencing the right to purchase such number of shares of Common Stock as shall be equal to the number of shares of Common Stock then purchasable hereunder.

           Section 8. Denominations. The Company covenants that it will, at its expense, promptly upon surrender of this Warrant Certificate at the principal executive office of the Company in the United States of America, execute and deliver to the registered Holder hereof a new Warrant Certificate or Certificates in denominations specified by such Holder for an aggregate number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

           Section 9. Replacement of Warrants. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to the Company (in the case of an insurance company or other institutional investor, its own unsecured indemnity agreement shall be deemed to be reasonably satisfactory), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new Warrant Certificate of like tenor for a number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

           Section 10. Governing Law. THIS WARRANT CERTIFICATE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

           Section 11. Rights Inure to Registered Holder. The Warrants evidenced by this Warrant Certificate will inure to the benefit of and be binding upon the registered Holder thereof and the Company and their respective successors and permitted assigns. Nothing in this Warrant Certificate shall be construed to give to any Person other than the Company and the registered Holder thereof any legal or equitable right, remedy or claim under this Warrant Certificate, and this Warrant Certificate shall be for the sole and exclusive benefit of the Company and such registered Holder. Nothing in this Warrant Certificate shall be construed to give the registered Holder hereof any rights as a Holder of shares of either Common Stock until such time, if any, as the Warrants evidenced by this Warrant Certificate are exercised in accordance with the provisions hereof.

           Section 12. Definitions. For the purposes of this Warrant Certificate, the following terms shall have the meanings indicated below:

           "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York, New York are authorized or required by law or executive order to close.

           "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock (or equivalent ownership interests in a Person not a corporation) whether now outstanding or hereafter issued, including, without limitation, all Next Round Securities or Series A Preferred Shares and any rights, warrants or options to purchase such Person's capital stock.

           "Common Stock" shall mean the common stock of the Company.

           "Market Price" shall mean, per share of Common Stock, on any date specified herein: (a) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security, the average of the closing bid and ask price of the Common Stock on such date; or (b) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked price of the Common Stock, on such date as shown by NASDAQ and reported by any member firm of the NYSE selected by the Company; or (c) if neither (a) nor (b) is applicable, the Fair Market Value per share determined in good faith by the Board of Directors of the Company which shall be deemed to be Fair Market Value unless holders of at least 15% of Common Stock issued or issuable upon exercise of the Warrants request that the Company obtain an opinion of a nationally recognized investment banking firm chosen by the Company (who shall bear the expense) and reasonably acceptable to such requesting holders of the Warrants, in which event the Fair Market Value shall be as determined by such investment banking firm.

           "Next Round Financing" shall have the meaning given it in the Note and Warrant Purchase Agreement.

           "Next Round Securities" shall have the meaning given it in the Note and Warrant Purchase Agreement.

           "Note and Warrant Purchase Agreement" shall mean that certain note and warrant purchase agreement between the Company, the Holder and ___________ dated March 28, 2000 as the same may be amended from time to time in accordance with its terms.

           "NYSE" shall mean the New York Stock Exchange, Inc.

           "Person" shall mean any individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

           Section 10. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, courier services or personal delivery, (a) if to the Holder of a Warrant, at such Holder's last known address appearing on the books of the Company; and (b) if to the Company, at its principal executive office in the United States located at the address designated for notices in the Note and Warrant Purchase Agreement, or such other address as shall have been furnished to the party given or making such notice, demand or other communication. All such notices and communications shall be deemed to have been duly given: (i) when delivered by hand, if personally delivered; (ii) when delivered to a courier if delivered by commercial overnight courier service; and (iii) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed.

           IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of the Issue Date.


                                       BLUEFLY, INC.


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:

                            [Form of Assignment Form]

                  [To be executed upon assignment of Warrants]

           The undersigned hereby assigns and transfers this Warrant Certificate to ___________________ whose Social Security Number or Tax ID Number is _________________ and whose record address is _________________________________, and irrevocably appoints ________________ as agent to transfer this security on the books of the Company. Such agent may substitute another to act for such agent.

                                           Signature:


                                           -------------------------------


                                           Signature Guarantee:


                                           --------------------------------




Date:
     ----------------------------

                                                                  EXHIBIT A-2 to
                                                                NOTE AND WARRANT
                                                              PURCHASE AGREEMENT



THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.


                                  BLUEFLY, INC.

                             SENIOR CONVERTIBLE NOTE


$
 ----------------
New York, New York                                                March 28, 2000


           FOR VALUE RECEIVED, the undersigned, BLUEFLY, INC., a New York corporation (the "Payor" or the "Company"), promises to pay to the order of _________ or its registered assign (the "Payee"), the principal sum of _________ DOLLARS ($_________) and interest on the outstanding principal balance as set forth herein.

           1. Securities Purchase Agreement. This Senior Convertible Note is the Senior Convertible Note issued pursuant to the Note and Warrant Purchase Agreement, dated as of March 28, 2000, among the Payor, the Payee and _________ (the "Securities Purchase Agreement"). The Payee is entitled to the benefits of (and subject to the obligations expressly contained in) this Senior Convertible Note and the Securities Purchase Agreement and may enforce the agreements of the Payor contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto. Capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Securities Purchase Agreement.

           2. Interest Rate; Payment.

               (a) The outstanding principal balance of this Senior Convertible Note shall bear interest at an annual rate equal to 8% per annum, with interest accruing, from and including the date hereof, on a cumulative, compounding basis. Interest shall be computed on the basis of a 365- or 366-day year, as the case may be, and the actual number of days elapsed, and shall be payable only upon repayment of the principal on any Repayment Date (as defined below).

               (b) The outstanding balance of any amount owed under this Senior Convertible Note which is not paid when due shall bear interest at the rate of 2%
per annum (the "Default Interest") above the rate that would otherwise be in effect under this Senior Convertible Note with the Default Interest accruing, from and including such due date, on a cumulative, compounding basis.

               (c) The outstanding principal and all accrued and unpaid interest shall be paid in full no later than January 2, 2002 (the "Maturity Date"), unless repaid earlier pursuant to the provisions of Section 3 (the date of any payment pursuant to Section 3 and the Maturity Date, collectively referred to as a "Repayment Date"). On a Repayment Date, the Payor shall pay the applicable amount of principal and interest in lawful money of the United States of America by wire or bank transfer of immediately available funds to an account designated by the Payee in writing from time to time.

           (3) Prepayment.

               (a) Mandatory Prepayment.

                    (i) Upon the occurrence of an Event of Default (as defined in Section 5), the outstanding principal of and all accrued interest on this Senior Convertible Note shall be accelerated and shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Payor, notwithstanding anything contained herein to the contrary.

                    (ii) The Payee shall, at its sole option, have the right to require the Payor to pay the outstanding principal of and all accrued interest on this Senior Convertible Note upon the occurrence of any of the following events: (1) Payor entering into an agreement to effectuate any sale or other disposition of all or substantially all of its assets, in one transaction or in a series of transactions, (2) the Company entering into an agreement to effectuate any consolidation or merger into another entity, or (3) any sale of a majority of the outstanding equity of the Company (or any other event that constitutes a Change of Control of the Payor), in one transaction or in a series of transactions. Immediately upon the occurrence of either of the events set forth in clauses (1) or (2) above, or immediately upon obtaining knowledge that any person has entered into an agreement to effectuate, the event set forth in clause (3) above, the Payor shall give written notice of such event to the Payee. Change of Control means any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) other than a Principal Shareholder, becoming the beneficial owner, directly or indirectly, of outstanding shares of stock of the Company entitling such Person or Persons to exercise 50% or more of the total votes entitled to be cast at a regular or special meeting, or by action by written consent, of the stockholders of the Company in the election of directors (the term "beneficial owner" shall be determined in accordance with Rule 13d-3 of the Exchange Act).

                    (iii) Any mandatory prepayment under this Section 3(a) shall include payment of reasonable costs and expenses, if any, associated with such prepayment.

               (b) Optional Prepayment. The Payor may prepay all or any portion of this Senior Convertible Note, at any time, by paying an amount equal to the outstanding principal amount of this Senior Convertible Note, or the portion of this Senior Convertible Note called for prepayment, together with interest accrued and unpaid thereon to the date of prepayment and any other amounts due under this Senior Convertible Note and the Securities Purchase Agreement, without penalty or premium.

           4. Mandatory Conversion.

               (a) This Senior Convertible Note plus interest accrued and unpaid thereon shall be automatically converted simultaneously with the Next Round Financing (the "Triggering Event') into that number of fully paid and non-assessable Next Round Securities which is equal to the quotient obtained by dividing the then outstanding principal amount of this Senior Convertible Note plus interest accrued and unpaid thereon to the date of conversion by the price per Next Round Security paid in the Next Round Financing.

               (b) Promptly after the Triggering Event the Company shall deliver or cause to be delivered to the holder of this Senior Convertible Note a certificate or certificates representing the number of fully paid and non-assessable shares of Next Round Securities into which this Senior Convertible Note may be converted. Such conversion shall be deemed to have been made simultaneously with the conclusion of the Next Round Financing, so that the rights of the holder as a holder of this Senior Convertible Note shall cease with respect to this Senior Convertible Note at such time (including, without limitation, the right to receive the principal of this Senior Convertible Note other than in the form of Next Round Securities), interest shall cease to accrue hereon and the person or persons entitled to receive the Next Round Securities deliverable upon conversion of this Senior Convertible Note shall be treated for all purposes as having become the record holders of such Next Round Securities at such time, and such conversion shall be at the conversion rate in effect at such time.

               (c) The Company covenants that it will at all times reserve and keep available out of its authorized Next Round Securities (at such time as such Securities are authorized) solely for the purpose of issue or delivery upon conversion of this Senior Convertible Note as herein provided, such number of Next Round Securities as shall then be issuable or deliverable upon the conversion of this Senior Convertible Note. The Company covenants that all Next Round Securities which shall be so issuable or deliverable shall, when issued or delivered, be duly and validly issued and fully paid and non-assessable.

           5. Events of Default. An "Event of Default" shall occur if:

               (a) the Payor shall default in the payment of the principal of or interest payable on this Senior Convertible Note, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise and such default with respect to the payment of interest shall continue unremedied for two days;

               (b) the Payor shall fail to observe or perform any covenant or agreement contained in this Senior Convertible Note, the Securities Purchase Agreement or the Warrants and such failure shall continue for five business days after Payor receives notice of such failure;

               (c) any representation, warranty, certification or statement made by or on behalf of the Payor in this Senior Convertible Note or the Securities Purchase Agreement or in any certificate, writing or other document delivered pursuant hereto shall prove to have been incorrect in any material respect when made;

               (d) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
(A) relief in respect of Payor or of a substantial part of Payor's respective property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law (any such law, a "Bankruptcy Law"), (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a substantial part of the property or assets of any Payor,
(C) the winding up or liquidation of any Payor; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered;

               (e) the Payor shall (A) voluntarily commence any proceeding or file any petition seeking relief under a Bankruptcy Law, (B) consent to the institution of or the entry of an order for relief against it, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause d, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a substantial part of the property or assets of the Payor, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors, (F) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (G) take any action for the purpose of effecting any of the foregoing;

               (f) one or more judgments or orders for the payment of money in excess of $250,000 in the aggregate shall be rendered against the Payor and such judgment(s) or order(s) shall continue unsatisfied and unstayed for a period of 30 days;

               (g) the Payor shall default in the payment of any principal, interest or premium, or any observance or performance of any covenants or agreements, with respect to indebtedness (excluding trade payables and other indebtedness entered into in the ordinary course of business) in excess of $50,000 in the aggregate for borrowed money or any obligation which is the substantive equivalent thereof and such default shall continue for more than the period of grace, if any, or of any such

Indebtedness or obligation shall be declared due and payable prior to the stated maturity thereof;

               (h) the Payor shall incur any indebtedness senior to this Senior Convertible Note; or

               (i) any material provisions of this Senior Convertible Note, the Securities Purchase Agreement, or the Warrants shall terminate or become void or unenforceable or the Payor shall so assert in writing.

           6. Senior Status. The indebtedness evidenced by this Senior Convertible Note is senior in right of payment to all other indebtedness of the Payor and Payor agrees not to incur any indebtedness, which by its terms is senior in right of payment to this Senior Convertible Note.

           7. Suits for Enforcement.

               (a) Upon the occurrence of any one or more Events of Default, the holder of this Senior Convertible Note may proceed to protect and enforce its rights by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in the Securities Purchase Agreement or in aid of the exercise of any power granted in this Senior Convertible Note, or may proceed to enforce the payment of this Senior Convertible Note, or to enforce any other legal or equitable right it may have as a holder of this Senior Convertible Note.

               (b) The holder of this Senior Convertible Note may direct the time, method and place of conducting any proceeding for any remedy available to itself.

               (c) In case of any Event of Default under the Securities Purchase Agreement, the Payor will pay to the holder of this Senior Convertible Note such amounts as shall be sufficient to cover the reasonable costs and expenses of such holder due to such Event of Default, including without limitation, costs of collection and reasonable fees, disbursements and other charges of counsel incurred in connection with any action in which the holder prevails.

           8. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in the manner and to the addresses set forth in Section 11.2 of the Securities Purchase Agreement.

           9. Successors and Assigns. This Senior Convertible Note shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. The Payor may not assign any of its rights under this Senior Convertible Note without the prior written consent of Payee. The Payee may assign all or a portion of their rights or obligations under this Senior Convertible Note to an Affiliate without the prior written consent of the Payor.

           10. Amendment and Waiver.

               (a) No failure or delay on the part of the Payor or Payee in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Payor or Payee at law, in equity or otherwise.

               (b) Any amendment, supplement or modification of or to any provision of this Senior Convertible Note, any waiver of any provision of this Senior Convertible Note and any consent to any departure by the Payor from the terms of any provision of this Senior Convertible Note, shall be effective (i) only if it is made or given in writing and signed by the Payor and the Payee and
(ii) only in the specific instance and for the specific purpose for which made or given.

           11. Headings. The headings in this Senior Convertible Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

           12. GOVERNING LAW. THIS SENIOR CONVERTIBLE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

           13. Costs and Expenses. The Payor hereby agrees to pay on demand all reasonable out-of-pocket costs, fees, expenses, disbursements and other charges (including but not limited to the fees, expenses, disbursements and other charges of Paul, Weiss, Rifkind, Wharton & Garrison, special counsel to the Payee) of the Payee arising in connection with any consent or waiver granted or requested hereunder or in connection herewith, and any renegotiation, amendment, work-out or settlements of this Senior Convertible Note or the indebtedness arising hereunder.

           14. Waiver of Jury Trial and Setoff. The Payor hereby waives trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Senior Convertible Note or any instrument or document delivered pursuant to this Senior Convertible Note, or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising, between any Payor and the Payee; and the Payor hereby waives the right to interpose any setoff or counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, counterclaim or cross-claim except to the extent that the failure so to assert any such setoff, counterclaim or cross-claim would permanently preclude the prosecution of the same.

           15. Consent to Jurisdiction. The Payor hereby irrevocably consents to the nonexclusive jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Senior Convertible Note or any document or instrument delivered pursuant to this Agreement.

           16. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

           17. Entire Agreement. This Senior Convertible Note, the Warrants and the Securities Purchase Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Senior Convertible Note supersedes all prior agreements and understandings between the parties with respect to such subject matter.

           18. Further Assurances. The Payor shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Senior Convertible Note.

                                          BLUEFLY, INC.


                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:

                            SHARES AND PURCHASE PRICE

                                                        Purchase Price and
                                                        Aggregate Principal
                                                         Amount of Senior
          Purchaser                                      Convertible Note
----------------------------------                      -------------------
Quantum Industrial Partners LDC                            $   2,809,800

SFM Domestic Investments LLC                               $     190,200

TOTAL                                                      $3,000,000.00

           AMENDED AND RESTATED SCHEDULE 3.11 TO INVESTMENT AGREEMENT


                              INTELLECTUAL PROPERTY

1. Service mark applications have been made for the following marks: "Bluefly"; "The Outlet Store In Your Home"; "MyCatalog"; and "Please.com Again." In addition, the Company is in the process of filing service mark applications for the following marks: "Flypaper"; "Fly Buys"; and "Fabulous Fashion.
Fierce Prices".

2. The Company has registered the following domain names: bluefly.com, blue-fly.com, blue-fly.net, bluefly.org, blufly.com, blufly.net, begolf.com, teenfly.com, blu-fly.com, blu-fly.net, bluelfy.com, saveupto75percenton350designerbrands.com, brandoutlet.com,
350designerbrandsatoutletstoreprices.com, bestoff.com, best-off.com, madisonavenuedesignerbrandsathugesavings.com, red-fly.com, green-fly.com, orangefly.com, orange-fly.com.

3. The Company is exploring the possibility of filing a business process patent application for its MyCatalog feature, as well as certain other features relating thereto.

         AMENDED AND RESTATED SCHEDULE 3.14 TO THE INVESTMENT AGREEMENT

                                EMPLOYEE BENEFITS

1. The Company has adopted Stock Option Plan pursuant to which 1,500,000 shares of common stock have been reserved for issuance pursuant to options granted thereunder.

2. The Company has adopted a vacation, sick leave and personal leave policy.

3. The Company has entered into employment agreements with each of Ken Seiff, Patrick Barry, Jonathan Morris, Robert Stevens and Andreas Turanski, and Martin Keane. Each such employment agreement includes severance arrangements.

4. The Company provides health insurance coverage for its employees and eligible family members.

5. The Company has adopted a 401(k) Plan.

           AMENDED AND RESTATED SCHEDULE 3.15 TO INVESTMENT AGREEMENT

                                      TAXES

The Company's federal income tax returns for 1998 have been examined and closed. The Company has been granted an extension for the filing of its 1999 federal income tax returns.

               SCHEDULE 3.4 TO NOTE AND WARRANT PURCHASE AGREEMENT


                                 CAPITALIZATION

1. 1,500,000 shares of common stock are reserved for issuance under the Company's stock option plan, of which options to purchase 1,134,450 shares of common stock were outstanding as of February 29, 2000.

2. 11,500 shares of common stock are reserved for issuance upon the exercise of Underwriters Purchase Options and an additional 13,850 shares of common stock are reserved for issuance upon the exercise of warrants underlying the Underwriters Purchase Options.